UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

ASPEN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wheeler Road, Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                  Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders on December 8, 2011, four proposals were presented to stockholders:

1.               Election of two Class III directors to serve until the 2014 Annual Meeting of Stockholders;

2.               Ratification of selection of independent registered public accounting firm for fiscal 2012;

3.               Approval, on an advisory basis, of the compensation of our named executive officers as identified in the proxy statement for the annual meeting; and

4.               Approval, on an advisory basis, of submission of future advisory votes on executive compensation to stockholders every year.

Each proposal passed.   The votes with respect to the proposals are set forth below.

1)        Election of Two Class III Directors to Serve Until the 2014 Annual Meeting of Stockholders

Nominee	For	Withhold	Broker Non-Votes
Joan C. McArdle	39,533,903	45,404,594	3,275,661
Simon J. Orebi Gann	83,326,270	1,612,227	3,275,661

2)        Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal 2012

For	Against	Abstain	Broker Non-Votes
88,055,279	158,754	125	(0)

3)        Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
74,526,750	10,394,628	17,119	3,275,661

4)        Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
79,854,138	311,807	4,772,407	145	3,275,661

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: December 9, 2011	By:	/s/ Frederic G. Hammond
Senior Vice President, General Counsel
and Secretary